UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2015

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 9, 2015 at 10:50 a.m. Eastern time, representatives of GenSpera, Inc. (the “Company”) will present interim data at the Rodman & RenShaw’s 17th Annual Global Investment Conference (“Conference”). The Conference is being held at the St. Regis Hotel in New York City, New York. Filed herewith as Exhibit 99.01 are the slides that are to be presented at such Conference.

The information contained in this Item 7.01 to this Current Report on Form 8-K and the exhibit attached hereto pertaining to this item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in the exhibits to this Form 8-K relating to this item 7.01 shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Items.

On September 9, 2015, the Company issued a press release announcing that interim data from its Phase II study of mipsagargin (G-202) in adult patients with recurrent or progressive glioblastoma, has demonstrated impressive activity in patients to date. The data is contained in the slides to the presentation filed herewith as Exhibit 99.01. A copy of the press release is attached to this report as Exhibit 99.02.

The Company also updated its non-confidential corporate investor presentation which is available on the Company’s website. You can view a copy of the presentation under the “NEWS” tab in the “Presentations” section at www.genspera.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.01	Slides to be presented at Conference on September 9, 2015.
99.02	Press Release dated September 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2015

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Slides to be presented at Conference on September 9, 2015.
99.02	Press Release dated September 9, 2015.